Exhibit 99.1
For Immediate Release
Contact Information:

S. Craig Huke	Erica Mannion
Double-Take Software, Inc.	Sapphire Investor Relations, LLC
Chief Financial Officer	Investor Relations
317-572-1857	212-766-1800
investor@doubletake.com	investor@doubletake.com
Double-Take Software, Inc. Announces Fourth Quarter and Year End 2006 Financial Results
SOUTHBOROUGH, MA. — February 8, 2007 — Double-Take Software, Inc. (NASDAQ: DBTK), a leading provider of recovery solutions, today announced its financial results for the fourth quarter and year ended December 31, 2006.
Total revenue for the quarter, which consists of software revenue and maintenance and professional services revenue, increased 61% to $19.1 million in the fourth quarter of 2006 from $11.8 million in the fourth quarter of 2005. Revenue for the fourth quarter of 2006 includes revenue from Double-Take EMEA for the entire quarter. Double-Take EMEA was acquired by the Company on May 24, 2006. (Formerly Sunbelt Systems Software S.A.S., Double-Take EMEA was Double-Take Software’s near exclusive distributor in Europe.)
Software revenue increased 55% to $12.2 million in the fourth quarter of 2006 from $7.9 million in the fourth quarter of 2005. Maintenance and professional services revenue increased 74% to $6.9 million in the fourth quarter of 2006 from $3.9 million in the fourth quarter of 2005.
Operating expenses for the fourth quarter of 2006 increased 16% to $15.5 million from $13.3 million in the fourth quarter of 2005. Included in operating expenses in the fourth quarter of 2006 were the following items:
•	Stock option expense of $0.7 million resulting from the adoption of SFAS 123R in January 2006.

•	Stock option expense of $0.3 million resulting from the vesting of stock options for the former CEO. This expense is included in General and Administrative expense.

•	Expense of $3.2 million resulting from the issuance of 269,845 shares to our Chief Executive Officer upon the completion of our IPO. This expense is included in General and Administrative expense.

•	Income resulting from the receipt of $1.2 million from our former COO in December 2006 as a result of the settlement of a dispute. This income is recorded as a reduction of General and Administrative expense.

•	Amortization of intangible assets of $0.2 million related to the acquisition of Double Take EMEA in May 2006.
Included in operating expenses in the fourth quarter of 2005 was $4.6 million related to costs for defending and settling litigation and $0.1 million of stock option expense resulting from the vesting of stock options for the former CEO.
Income from operations was $1.7 million in the fourth quarter of 2006 compared to a loss from operations of ($2.7) million in the fourth quarter of 2005. Net income attributable to common stockholders was $0.5 million, or $0.07 per diluted share, in the fourth quarter of 2006 compared to a loss of ($4.6) million, or ($1.23) per diluted share, in the fourth quarter of 2005.
Income from operations on an adjusted, non-GAAP basis in the fourth quarter of 2006 was $6.0 million, compared to operating loss on an adjusted, non-GAAP basis of ($2.5) million in the fourth quarter of 2005. Adjusted, non-GAAP net income before accretion and dividends on preferred stock was $6.0 million in the fourth quarter of 2006 compared to an adjusted, non-GAAP net loss of ($2.5) million in the fourth quarter of 2005. We calculate these adjusted non-GAAP income measures by excluding the effects in the respective periods of the non-cash SFAS 123R and other stock-based compensation expenses described as components of Operating Expenses above, but we do not exclude the cash income and expense items related to litigation defense and settlement also described as components of Operating Expenses above. An explanation of these non-GAAP financial measures and a reconciliation of these measures to GAAP results are provided in the tables included in this press release, and these measures should only be viewed together with the reconciliation and the further explanation given under “Non-GAAP Financial Measures” below.
For the full year, total revenue increased 49% to $60.8 million for the year ended December 31, 2006, from $40.7 million for the year ended December 31, 2005. Revenue for 2006 includes revenue from Double-Take EMEA from its date of acquisition on May 24, 2006.
Software revenue for the full year increased 47% to $38.4 million for the year ended December 31, 2006, from $26.2 million for the year ended December 31,

2005. Maintenance and Professional Services revenue increased 55% to $22.4 million for the year ended December 31, 2006, from $14.5 million for the year ended December 31, 2005.
Operating expenses for 2006 increased 15% to $46.3 million from $40.1 million in 2005.
Included in operating expenses in 2006 were the following items:
•	Stock option expense of $1.0 million resulting from the adoption of SFAS 123R in January 2006.

•	Stock option expense of $1.2 million resulting from the vesting of stock options for the former CEO. This expense is included in General and Administrative expense.

•	Expense of $3.2 million resulting from the issuance of 269,845 shares to our Chief Executive Officer upon the completion of our IPO. This expense is included in General and Administrative expense.

•	Income resulting from the receipt of $1.2 million from our former COO in December 2006 as a result of the settlement of a dispute. This income is recorded as a reduction of General and Administrative expense.

•	Amortization of intangible assets of $0.4 million related to the acquisition of Double Take EMEA in May 2006.
Included in operating expense in 2005 was $5.7 million related to costs for defending and settling litigation and $0.1 million of stock option expense resulting from the vesting of stock options for the former CEO.
Income from operations was $7.0 million for the year ended December 31, 2006 compared to a loss from operations of ($3.8) million for the year ended December 31, 2005. Net loss attributable to common shareholders was ($0.6) million, or ($0.13) per diluted share, for the year ended December 31, 2006 compared to a net loss of ($11.8) million, or ($3.11) per diluted share, for the year ended December 31, 2005.
On an adjusted, non-GAAP basis, income from operations was $12.4 million for the year ended December 31, 2006 compared to an operating loss of ($3.7) million for the year ended December 31, 2005. Adjusted, non-GAAP net income before accretion and dividends on preferred stock was $12.2 million for the year ended December 31, 2006, compared to an adjusted, non-GAAP net loss of ($3.7) million for the year ended December 31, 2005. We calculate these adjusted non-GAAP income measures by excluding the effects in the respective periods of the non-cash SFAS 123R and other stock-based compensation expenses described as components of Operating Expenses above, but we do not exclude the cash income and expense items related to litigation defense and settlement also described as components of Operating Expenses above. See “Non-GAAP Financial Measures” below.
Cash and cash equivalents at December 31, 2006 were $55.2 million. The Company completed an initial public offering of common stock in the fourth quarter of 2006.
“Our fourth quarter was a very successful one for us. We completed our IPO raising nearly $50 million, produced record revenue and completed the development for our system state recovery product extensions for our core Double-Take product line,” stated Dean Goodermote, President, Chief Executive Officer and Chairman of the Board. “Throughout 2006, the market remained strong for recovery solutions focused on business-critical systems, such as e-mail, and we remained a leader in this market. We continued to see strong partner and end user customer demand for our products, and we remain focused on maintaining high levels of customer satisfaction with our products and services,” concluded Goodermote.
Guidance
The Company has historically experienced some seasonality in its business with the first quarter being the lowest in terms of software revenue and the fourth quarter being the strongest.
The Company expects revenue for the first quarter of 2007 to be in the range of $17.0 to $17.5 million. Operating income is expected to be $1.9 to $2.0 million and adjusted, non-GAAP income per share for the first quarter of 2007 in the range of $0.09 to $0.10 excluding the impact of stock-based compensation charges and using an effective income tax rate anticipated to be approximately 15% relating to taxes expected on profits from European operations. Weighted average diluted shares are assumed to be approximately 22.7 to 23.2 million shares.
The Company expects full-year 2007 revenue to be in the range of $78.0 to $80.0 million. Operating income is expected to be $12 to $14 million and adjusted, non-GAAP income per share for full year 2007 in the range of $0.52 to $0.58 excluding the impact of stock based compensation charges and using an effective tax rate anticipated to be approximately 10% and weighted average diluted shares assumed to be approximately 23 to 24 million. See “Non-GAAP Financial Measures” and “Important Note to Investors” below.

Non-GAAP Financial Measures
 Double-Take Software, Inc. has provided in this press release adjusted financial information that has not been prepared in accordance with generally accepted accounting principles, or GAAP. These non-GAAP financial measures are identified above as “adjusted, non-GAAP” measures. Double-Take Software, Inc. uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to, but not as a substitute for, GAAP measures, in evaluating the Company’s operational performance. Double-Take Software, Inc. believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating operating results and trends, and in comparing its financial results with other companies in Double-Take Software, Inc.’s industry, many of which present similar non-GAAP financial measures to investors. The historical non-GAAP financial measures presented above exclude the following items required to be included by GAAP: non-cash stock-based compensation charges, and non-cash charges for stock issued to an executive officer. The Company’s expectations for adjusted, non-GAAP income and income per share for the first quarter of 2007 and full-year 2007 exclude the impact of stock-based compensation charges, the amount and significance of which, because of the information and assumptions underlying those charges, cannot readily be determined at this time.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of historic non-GAAP financial measures presented above to GAAP results has been provided in the financial statement tables included in this press release.
Conference Call Information
Double-Take Software, Inc. will discuss these financial results in a conference call at 4:30 p.m. EST, today. The public is invited to listen to a live web cast of Double-Take Software, Inc.’s conference call on the investor relations section of our website at www.doubletake.com. For those who are unable to participate in the live conference call, an audio replay will be available until February 13, 2007 at 11:59 p.m. EST. To access the audio replay, dial 888-203-1112 or 719-457-0820 and enter confirmation code 9414853. A web cast replay of the call will be available on the investor relations section at www.doubletake.com approximately two hours after the conclusion of the call and will remain available for 90 days.

Annual Meeting
The 2007 Annual Meeting of Stockholders of Double-Take Software will take place at 10:00 AM, local time, on May 8, 2007 in Indianapolis, Indiana.
About Double-Take® Software, Inc.
Headquartered in Southborough, Massachusetts, Double-Take® Software (NASDAQ: DBTK — News) provides software for accessible and affordable data protection for Microsoft® Windows® applications. For more information, please visit www.doubletake.com.
Important Note to Investors
Statements made in this press release regarding Double-Take Software that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about Double-Take Software and the industry. These forward-looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Forward-looking statements can be identified by words such as “anticipate”, “believe”, “could”, “estimate”, “expect” “intend”, “may”, “should” “will” and “would”. These forward-looking statements include, without limitation, statements under the heading “Guidance” above and statements regarding our focus on maintaining high levels of customer satisfaction with our products and services. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including the various risks described in the “Risk Factors” section and elsewhere in the registration statement on Form S-1 (SEC File No. 333-136499) filed with the Securities and Exchange Commission for the Company’s initial public offering. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.
© Double-Take Software, Inc. All rights reserved. Double-Take is a registered trademark of Double-Take Software, Inc. Microsoft, Windows, and the Windows logo are trademarks or registered trademarks of Microsoft Corporation in the United States and/or other countries.
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Double-Take Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	December 31,	December 31,
	2006	2005
ASSETS

Current assets:
Cash and cash equivalents	$55,170	$8,341
Accounts receivable, net	12,676	7,982
Inventory	14	—
Prepaid expenses and other current assets	2,210	345

Total current assets	70,070	16,668

Property and equipment, net	3,000	1,864
Customer relationships, net	1,993	—
Marketing relationships, net	1,842	—
Other assets	121	58

Total assets	$77,026	$18,590

LIABILITIES, REDEEMABLE SHARES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	2,217	1,537
Accrued expenses	6,845	6,825
Accrued purchase price payable	1,425	—
Other Liabilities	135	—
Deferred revenue	16,774	10,562

Total current liabilities	27,396	18,924

Long-term deferred revenue, less current portion	3,977	2,887
Long-term deferred rent, less current portion	406	518
Long-term capital lease obligations, less current portion	17	7
Redeemable convertible preferred stock: Series B and C	—	50,561
Stockholders’ equity (deficit)	45,230	(54,307)

Total liabilities, redeemable shares and stockholders’ deficit	$77,026	$18,590

Double-Take Software, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

Revenue:
Software licenses	$12,178	$7,881	$38,418	$26,222
Maintenance and professional services	6,875	3,948	22,422	14,488

Total revenue	19,053	11,829	60,840	40,710

Cost of revenue:
Software licenses	26	7	1,355	38
Maintenance and professional services	1,767	1,143	6,193	4,357

Total cost of revenue	1,793	1,150	7,548	4,395

Gross margin	17,260	10,679	53,292	36,315

Operating expenses:
Sales and marketing	6,620	4,546	22,211	17,191
Research and development	2,930	2,456	10,679	9,748
General and administrative	5,453	1,462	11,824	6,730
Depreciation and amortization	519	235	1,613	805
Legal and settlement fees	—	4,631	—	5,671

Total operating expenses	15,522	13,330	46,327	40,145

Income (loss) from operations	1,738	(2,651)	6,965	(3,830)

Interest income	106	48	319	83
Interest expense	(22)	(15)	(91)	(36)
Foreign exchange gain (loss)	(23)	—	56	—

Income (loss) before income taxes	1,799	(2,618)	7,249	(3,783)

Income tax expense	91	—	494	—

Net income (loss)	1,708	(2,618)	6,755	(3,783)

Less: accretion on preferred redeemable shares	(496)	(1,332)	(4,496)	(5,332)
Less: dividends on preferred redeemable shares	(667)	(698)	(2,830)	(2,686)

Net income (loss) attributable to common stockholders	$545	($4,648)	($571)	($11,801)

Net income (loss) attributable to common stockholders per share:
Basic	$0.09	($1.23)	($0.13)	($3.11)

Diluted	$0.07	($1.23)	($0.13)	($3.11)

Weighted-average number of shares used in per share amounts:
Basic	5,826	3,790	4,306	3,789

Diluted	8,207	3,790	4,306	3,789

Double-Take Software, Inc.
Consolidated Statements of Cash Flows
(In thousands, except per share data)
(Unaudited)

	December 31,	December 31,
	2006	2005
Cash flows from operating activities:
Net Income (loss)	$6,755	($3,783)

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,192	805
Amortization of intangible assets	425	—
Provision for doubtful accounts	200	100
Stock option expense	2,240	94
Issuance of restricted shares	3,241	—
Issuance of Series C Preferred shares to management	102	54

Changes in:
Accounts receivable	(1,939)	(2,590)
Prepaid expenses and other assets	(1,688)	4
Inventories	328	—
Other assets	(2)	15
Accounts payable and accrued expenses	(2,184)	4,368
Other liabilities	(887)	—
Deferred revenue	5,867	4,538

Net cash provided by (used in) operating activities	$13,650	$3,605

Cash flows from investing activities:
Purchase of property and equipment	(2,050)	(1,096)
Acquisition, net of cash acquired	(2,073)	—

Cash flows from investing activities	(4,123)	(1,096)

Cash flows from financing activities:
Proceeds from initial public offering, net of expenses	48,319	—
Proceeds from exercise of stock options	453	1
Return of capital to Series B shareholders	(10,225)	—
Repurchase of common stock from CEO	(1,343)	—
Payments on capital lease obligation	(11)	—

Net cash provided by financing activities	37,193	1

Effect of exchange rate changes on cash and cash equivalents	109	—
Net increase in cash and cash equivalents	46,720	2,510
Cash and cash equivalents — beginning of period	8,341	5,831

Cash and cash equivalents — end of period	$55,170	$8,341

Double-Take Software, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Non-GAAP financial measures and reconciliation:

GAAP income (loss) from operations	$1,738	$(2,651)	$6,965	$(3,830)
Add: noncash stock option expense (1)	701	—	1,018	—
Add: noncash stock option expense for former CEO (2)	329	119	1,198	119
Add: noncash stock granted to CEO (3)	3,241	—	3,241	—

Non-GAAP income from operations	$6,009	$(2,532)	$12,422	$(3,711)

GAAP net income (loss) prior to accretion and dividends on convertible preferred shares	$1,708	$(2,618)	$6,755	$(3,783)
Add: noncash stock option expense (1)	701	—	1,018	—
Add: noncash stock option expense for former CEO (2)	329	119	1,198	119
Add: noncash stock granted to CEO (3)	3,241	—	3,241	—

Non-GAAP net income (loss) prior to accretion and dividends on convertible preferred shares	$5,979	$(2,499)	$12,212	$(3,664)

Footnotes to Adjustments

(1)	Represents noncash stock compensation charge associated with stock option grants as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Stock option expense by line item:
Cost of maintenance and professional services	68	—	118	—
Sales and marketing	137	—	242	—
Research and development	152	—	267	—
General and administrative	344	—	391	—

	701	—	1,018	—

(2)	Represents noncash stock-based compensation charges associated with vesting options for the former CEO.

(3)	Represents noncash stock-based compensation charge associated with grant of common shares to the CEO upon consummation of the initial public offering.